UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 23, 2011

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Award for David J. Neithercut

At its regularly scheduled September Board meeting, the Board of Trustees (the “Board”) of Equity Residential (the “Company”) approved a long-term compensation grant and retention award to David J. Neithercut, the Company’s Chief Executive Officer and President, valued at $6,500,000. After six months of deliberation and discussions, the Board determined that this retention award is in the best interest of the Company’s shareholders because it is designed to encourage Mr. Neithercut to remain as the Company’s Chief Executive Officer and President until at least February 2016.

The retention award was granted on September 23, 2011 under the Company’s 2011 Share Incentive Plan (the “2011 Plan”) and vests in full on February 1, 2016, provided Mr. Neithercut does not voluntarily leave the Company, or his employment is terminated by the Company for cause, prior to that date, or earlier upon his death, disability or a change in control of the Company. In addition, in the event of the termination by the Company of Mr. Neithercut’s employment, other than for cause, the award would vest pro-rata.

Fifty percent (50%) of the award’s value is in the form of options to acquire 435,078 Company common shares, with an exercise price of $53.13 (the closing price of the Company’s common shares on the grant date) and fifty percent (50%) of the award’s value is in the form of 61,170 restricted LTIP Units. LTIP Units are available for issuance under the 2011 Plan as an alternative to restricted common shares and represent a class of limited partnership interests in ERP Operating Limited Partnership, the Company’s operating partnership, that are exchangeable for common shares of the Company on a one-for-one basis under certain conditions. Distributions are paid on LTIP Units at the same rate as on the Company’s common shares.

In making the retention award, the Board carefully considered, among other factors, both the appropriate market value for Mr. Neithercut’s services in comparison to peer companies in the real estate industry and the Company’s success under his leadership in meeting its key financial and other goals. Since Mr. Neithercut’s appointment to Chief Executive Officer in January 2006, the Company has provided a total return to its shareholders of 73.8% as compared to 2.7% for the S&P 500, 58.8% for the Bloomberg REIT Apartment Index and 10.8% for the Morgan Stanley US REIT Index. In addition, the Board considered how successfully the Company navigated the recent financial crisis under Mr. Neithercut’s guidance and leadership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: September 27, 2011	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: September 27, 2011	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel